Exhibit 99.1

Healthaxis Board of Directors Declines Revised Ebix Offer

IRVING, Texas--(BUSINESS WIRE)--October 23, 2008--Healthaxis Inc. (NASDAQ: HAXS) announced today its response to the most recent revised offer by Ebix, Inc. to purchase Healthaxis. The Healthaxis Board of Directors carefully evaluated the last Ebix proposal contained in a letter from Ebix dated October 8, 2008. Following receipt of that proposal, the Board of Directors consulted with its financial and legal advisors and concluded that it was appropriate to enter into good faith discussions with Ebix because it appeared that the October 8 proposal was reasonably likely to lead to a “superior offer,” as defined under the terms of Healthaxis’ merger agreement with BPO Management Services Inc.

Representatives of Healthaxis and Ebix discussed and reviewed the offer for several days and performed limited preliminary due diligence. During the course of these conversations, Ebix’s offer as expressed in the October 8 letter was modified by Ebix such that it no longer represented an opportunity for all Healthaxis common stockholders and other stakeholders to receive cash at the closing of the transaction or shortly thereafter. As a result of this modification and other factors, the Healthaxis Board of Directors, in consultation with its major shareholders, determined that the modified Ebix offer was no longer reasonably likely to lead to a superior offer. Accordingly, Healthaxis and Ebix have agreed to abandon further discussions. On October 23, 2008, Healthaxis delivered a letter to Ebix formally confirming this outcome and declining the modified Ebix offer.

In commenting on the situation, Healthaxis CEO John Carradine said, “The Healthaxis Board acted quickly and prudently to investigate this opportunity. As the discussions progressed, it became clear to both parties that the transaction as proposed was not workable. However, we remain excited by the prospect of the pending merger transaction with BPO Management Services, Inc., especially in light of some recent enhancements to the transaction that will be described in our joint proxy statement with BPO Management Services that we plan to file soon with the SEC. Our major shareholders, customers and employees remain fully supportive of that transaction and we are working diligently to close so Healthaxis and all its constituencies can begin to benefit from the combination. However, in line with its obligations, and partially in response to input from a number of our shareholders, the Healthaxis Board, along with Management and the Company’s financial and legal advisors, diligently explored the Ebix opportunity. We had several open and positive discussions with Ebix. But in the end, the Board could not conclude that the modified Ebix offer was reasonably likely to lead to a superior offer. We concluded our discussions with Ebix on a professional and amicable basis, and we remain focused on completing the BPO Management Services transaction.”

Mr. Carradine continued, “We believe that current economic conditions facing U.S. companies will lead their management teams to consider alternatives to their current operational strategies, specifically focused on reducing operating expenses. As a result, there should be an even greater emphasis from middle market companies looking for ways to outsource non-core functions. The combined entity of BPO Management Services and Healthaxis, due to the proven return on investment and our collective ability to reduce costs for our customers, is well positioned to take advantage of these operational shifts and we believe the outlook for our combined business is very positive.”

About Healthaxis Inc.

Healthaxis (NASDAQ: HAXS) is an innovative provider of healthcare payer solutions. By combining technology and services Healthaxis can deliver value to payers and their customers. The company offers fully integrated business process outsourcing and claims administration systems that incorporate advanced technology solutions. Healthaxis' technology is time tested, scalable and offered on an ASP basis. With its Best Shore capability Healthaxis can offer competitive, high quality BPO services in four locations – Dallas, Texas; Castle Dale, Utah; Montego Bay, Jamaica and Jaipur, India. Their Smart Front End® enables payers the ultimate flexibility in network re-pricing delivering to their legacy system a fully edited, clean, pre-priced claim to ensure the highest levels of auto adjudication. Healthaxis’ claims administrations systems technology solutions provide an end to end cost competitive solution for all sizes of payers: enrollment, data capture, administration, claims, customer service, print distribution and web services. For information on Healthaxis products and services, call (800) 519-0679 or visit the website at www.healthaxis.com.

Forward-looking statements:

Statements that are not purely historical facts constitute forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include without limitation the risks and uncertainties identified in our documents filed with, or furnished to, the Securities and Exchange Commission, including those identified under the caption "Risk Factors" in our most recently filed Form 10-K. We undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release, except as required by law.

Additional Information and Where to Find It:

Healthaxis is considering entering into a merger transaction with BPO Management Services, Inc. ("BPOMS"). In connection with the proposed merger transaction, Healthaxis and BPOMS will be filing a joint proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission. Investors and security holders of Healthaxis and BPOMS are urged to read the joint proxy statement and other relevant documents filed with the SEC when they become available, because they will contain important information. Healthaxis investors and security holders may obtain free copies of the joint proxy statement and other documents when they become available by contacting Healthaxis Investor Relations through the Healthaxis website at www.healthaxis.com, or by mail at Healthaxis Investor Relations, 7301 State Highway 161, Suite 300, Irving, TX 75039, Attn: Ron Herbert, or by telephone at (972) 443-5000. BPOMS investors and security holders may obtain free copies of the joint proxy statement and other documents when they become available by contacting BPOMS Investor Relations through the BPOMS website at www.bpoms.com, or by mail at BPOMS Investor Relations, 1290 N. Hancock Street, Suite 200, Anaheim, CA 92807, or by telephone at (714) 974-2670. In addition, documents filed with the SEC by either BPOMS or Healthaxis are available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov.

Healthaxis, BPOMS and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed merger transaction. Information concerning the special interests of these directors, executive officers and other members of management and employees in the proposed merger transaction will be included in the joint proxy statement of BPOMS and Healthaxis described above. Information regarding Healthaxis’ directors and executive officers is available in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and information regarding BPOMS’ directors and executive officers is also available in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007. These documents are available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at each of BPOMS and Healthaxis as described above.

CONTACT:
Healthaxis Inc.
Ron Herbert, CFO, 972-443-5000
rherbert@healthaxis.com